SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 9, 1998, by and between THE CHALONE WINE GROUP, LTD., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 30, 1997, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. The  following  is hereby  added to the Credit  Agreement as Section
5.11:

                  "SECTION 5.11. YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance



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         with the terms hereof as Bank may from time to time require."

         2. Section 6.2 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 6.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in the fiscal year ending March 31, 1998 in excess of an aggregate of $4,900,000.00 excluding capital expenditures reasonably required to replace fixed assets destroyed or damaged in the 1996 PG&E fire and $3,000,000.00 thereafter per annum."

         3. Section 6.3 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 6.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) liabilities of Borrower to Bank; (b) any other liabilities of Borrower existing as of December 31, 1997, and disclosed to Bank in writing prior to, the date hereof; (c) purchase money indebtedness (inclusive of capitalized leases) in the maximum aggregate principal amount of $750,000.00 incurred to purchase equipment; and (d) $1,100,000.00 of assumed debt for the acquisition of Vintage lane during March 1998."

         4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                         WELLS FARGO BANK,
THE CHALONE WINE GROUP, LTD.                                NATIONAL ASSOCIATION


By: /s/ William L. Hamilton                              By: /s/ Brian O'Melveny
   ------------------------                                 --------------------
                                                              Brian O'Melveny
Title: CFO                                                    Vice President
      --------------------

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